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                                                                    EXHIBIT 10.3

                          DIVIDEND EQUIVALENT AGREEMENT

          This Dividend Equivalent Agreement ("Agreement") is entered into as of this ___ day of _________, ____, by and among Sunshine Acquisition Corporation, a Delaware corporation (the "Company") and ______________ (the "Service Provider"). Certain capitalized terms used herein without definition have the meanings ascribed to them in Section 3 hereof.

                                    RECITALS:

          WHEREAS, the Service Provider was granted an option to purchase _________ shares of the Common Stock of the Company ("Common Stock") on
_____________ (the "Option").

          WHEREAS, the Company wishes to provide the Service Provider with the potential right to cash payments in the event the Option is not exercised prior to the date of an Extraordinary Cash Dividend.

                                   AGREEMENT:

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Dividend Equivalent.

          (a) To the extent the Option is outstanding as of the record date of an Extraordinary Cash Dividend that is declared by the Company on shares of Common Stock, the Service Provider will be eligible to receive, with respect to the portion of the Option that is outstanding and unexercised on such record date, a cash payment (the "Dividend Equivalent"), less any applicable withholding taxes equal to the product of:

               (i) the difference between (1) the number of shares of Common Stock subject to such outstanding and unexercised Option, minus (2) a number of shares of Common Stock equal to (x) the aggregate exercise price of such Options, divided by (y) the Fair Market Value of a share of Common Stock immediately prior to the record date of such dividend (rounded down to the nearest whole share of Common Stock); and

               (ii) the dollar amount of such dividend per share of Common
Stock.

          (b) Such Dividend Equivalent will be paid to the Service Provider as follows:

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               (i) With respect to the portion of the Dividend Equivalent that relates to the vested portion of the Option, within thirty (30) days following the date of the payment of the Extraordinary Cash Dividend (or, if later, payment shall be made at the earliest time permitted under the terms of the agreements governing any indebtedness to which the Company or any of its subsidiaries may be a party); and

               (ii) With respect to the portion of the Dividend Equivalent that relates to the unvested portion of the Option, within thirty (30) days following the date the unvested portion of the Option related to such Dividend Equivalent vests, if ever. In the event the unvested portion of an Option expires prior to vesting, the Dividend Equivalent that relates to such expired portion of the Option shall be forfeited to the Company.

               (iii) In no event shall the Service Provider be eligible for a Dividend Equivalent (i) in connection with an Extraordinary Cash Dividend with respect to any portion of the Option that is adjusted to reflect such Extraordinary Cash Dividend, (ii) on or after the Service Provider's Termination of Service, or (iii) with respect to any portion of the Option that is exercised on the applicable record date of the Extraordinary Cash Dividend, to the extent the Service Provider receives a cash dividend with respect to the shares issued upon exercise of such Option.

Section 2. Termination.

          This Agreement, and the respective rights and obligations of the Parties, shall terminate upon the earlier of (i) a Company Sale, (ii) the consummation of an IPO and (iii) the date of the Service Provider's Termination of Service.

Section 3. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below.

          (a) "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

          (b) "Board" means the board of directors of the Company.

          (c) "Carlyle Stockholders" means (i) the Initial Carlyle Stockholders,
(ii) any Affiliate of any Initial Carlyle Stockholder that is issued any shares of Common Stock after the date hereof, and (iii) any subsequent transferee of the shares of Common Stock held by the Persons listed in clause (i) or clause
(ii) above.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Company Sale" means the consummation of any transaction or series of transactions pursuant to which one or more Persons or group of Persons (other than any Carlyle Stockholder or its Affiliates) acquires (i) capital stock of the Company possessing the voting power sufficient to elect a majority of the members of the Board or the board of directors of the successor to the Company (whether such transaction is effected by merger, consolidation,


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recapitalization, sale or transfer of the Company's capital stock or otherwise)
or (ii) all or substantially all of the assets of the Company and its subsidiaries.

          (f) "Extraordinary Cash Dividend" means a cash dividend paid to the stockholders of the Company outside a policy or practice of the Board of paying dividends on a semi-annual, quarterly or other regular basis.

          (g) "Fair Market Value" means the fair market value of a share of Common Stock as reasonably determined by the Board, taking into account the most recent Third Party Valuation obtained by the Company.

          (h) "Initial Carlyle Stockholders" means Carlyle Partners IV, L.P., a Delaware limited partnership, and CP IV Coinvestment, L.P., a Delaware limited partnership.

          (i) "IPO" means a public offering of Common Stock pursuant to a registration statement filed in accordance with the Securities Act.

          (j) "Party" means any of the parties to this Agreement, as set forth in the preamble.

          (k) "Person" means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or other entity.

          (l) "Termination of Service" shall mean the time when the employee-employer and service provider-service recipient relationship between the Service Provider and the Company or one of its subsidiaries is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous reemployment or reengagement by the Company or one of its Subsidiaries.

Section 4. Miscellaneous.

          (a) Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee.

          (b) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the choice of law principles therein).

          (c) Interpretation. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

          (d) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when


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delivered by overnight courier or hand delivery, when
sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices.

               (i) If to the Service Provider, to the address set forth on the Service Provider's signature page hereto;

               (ii) If to the Company at:

                    80 Lamberton Road
                    Windsor, CT 06095
                    Attention:  Stephen V.R. Whitman
                    Facsimile: (860) 298-4969

          (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement. This Agreement may be executed by facsimile signatures.

          (f) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

          (g) Amendment. This Agreement may be amended by resolution of the Board with the consent of the Service Provider.

          (h) 409A. To the extent that the Board determines that this Agreement is subject to Section 409A of the Code, the Agreement shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date of this Agreement. Notwithstanding anything to the contrary in Section 4(g), in the event that following the date of this Agreement the Board determines that this Agreement may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date of this Agreement), the Board may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines is reasonably necessary and appropriate to (a) exempt the Agreement from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Agreement, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.


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          (i) Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to any Service Provider of any sums required by federal, state, or local tax law to be withheld with respect to the payment of any Dividend Equivalent.

          (j) Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof.

                  [Remainder of Page Intentionally Left Blank.]


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          IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.


                                        SUNSHINE ACQUISITION CORPORATION,


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

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                                        SERVICE PROVIDER


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------

                                        Notice Address:

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